FOR IMMEDIATE RELEASE

CONTACT:	DAVID J. BRYANT
CHIEF FINANCIAL OFFICER
RESOURCE CAPITAL CORP.
712 Fifth Ave, 12TH Floor
New York, NY 10019
212-506-3870

RESOURCE CAPITAL CORP.
REPORTS RESULTS FOR
THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2011

Highlights

●	GAAP net income of $0.20 and $0.54 per share-diluted.

●	Funds from Operations (“FFO”) of $0.22 and $0.59 per share-diluted.

●	Total revenues increased by $4.3 million, or 22% and increased by $17.1 million, or 35% as compared to the three and nine months ended September 30, 2010, respectively.

●	Provisions for loan losses decreased by 61% and 70% as compared to the three and nine months ended September 30, 2010, respectively.

●	Common stock cash dividend of $0.25 per share.

●	Cash on hand of $177.4 million at September 30, 2011, a decline of $58.4 million from $235.8 million at June 30, 2011.

New York, N.Y., November 2, 2011 - Resource Capital Corp. (NYSE: RSO) (“RSO” or the “Company”), a real estate investment trust, or REIT, whose investment strategy focuses on commercial real estate (“CRE”) assets, commercial mortgage-backed securities (“CMBS”), commercial finance assets and other investments, reported results for the three and nine months ended September 30, 2011.

●
GAAP net income for the three and nine months ended September 30, 2011 was $14.9 million, or $0.20 per share-diluted, and $37.3 million, or $0.54 per share-diluted, respectively, as compared to GAAP net income for the three and nine months ended September 30, 2010 of $14.1 million, or $0.27 per share-diluted, and $28.8 million, or $0.64 per share-diluted, respectively, an increase of $891,000, or 6%, and an increase of $8.5 million, or 29%, respectively.

●	FFO for the three and nine months ended September 30, 2011 was $16.2 million, or $0.22 per share-diluted, and $40.2 million, or $0.59 per share-diluted, respectively.

Jonathan Cohen, CEO and President of Resource Capital Corp., commented, “I believe that this quarter again saw improvement in our credit, good cash flow and the ability to grow the balance sheet safely. We accomplished a tremendous amount including earning FFO of $0.22 cents per share, securitizing our leasing portfolio, as well as growing our bank loan portfolio through the completion of Apidos CLO VIII, our newest CLO.  It is proof of the market’s belief in our underwriting ability that we were able to access the term markets during September and October. We continue to carry very little short term debt and make significant progress in investing the cash on our balance sheet into new high yielding assets.”

Additional highlights:

Commercial Real Estate

●	RSO received repayments and paydowns on CRE loans of $33.0 million and sold five CRE loans for proceeds of $56.7 million for the nine months ended September 30, 2011.

●	RSO’s CRE loan portfolio is now comprised of approximately 83% senior whole loans as of September 30, 2011, as compared to 66% a year ago.

●
RSO originated $104.6 million of whole loans in the nine months ended September 30, 2011, with a weighted average yield of 7.5% as compared to $17.9 million with a weighted average yield of 8.4% originated during the year ended December 31, 2010.

●	RSO has committed over $19.2 million to new CRE whole loans slated to close in the fourth quarter of 2011 from an ongoing pipeline of new CRE loans of over $200.0 million.

●
RSO increased its opportunistic and distressed real estate investments with the acquisition of one real estate asset in the quarter ended June 30, 2011, and acquired a second multi-family investment for $18.0 million in the quarter ended September 30, 2011.  These acquisitions, coupled with the conversion to equity of two commercial real estate loans during the quarter ended June 30, 2011, demonstrate RSO’s commitment to opportunistic real estate acquisitions.

The following table summarizes RSO’s CRE loan activities and fundings of previous commitments, at par, for the three, nine and 12 months ended September 30, 2011 (in millions, except percentages):

	Three Months Ended September 30, 2011	Nine Months Ended September 30, 2011	12 Months Ended September 30, 2011	Floating Weighted Average Spread (1)	Weighted Average Fixed Rate (2)
Whole loans	$24.5	$104.6	$122.5	3.42%	12.0%
Whole loans – future fundings (3)	4.2	7.8	9.2
New loans production	28.7	112.4	131.7
Sale of real estate loans		(78.6)	(78.6)
Payoffs	(14.5)	(26.0)	(26.0)
Principal paydowns	(0.2)	(8.0)	(9.7)
Loans, net (4)	$14.0	$(0.2)	$17.4

(1)	Represents the weighted average rate above the London Interbank Offered Rate (“LIBOR”) on loans whose interest rate is based on LIBOR as of September 30, 2011.

(2)	Reflects rates on RSO’s portfolio balance as of September 30, 2011.

(3)	Consists of fundings of previous commitments.

(4)
The basis of new net loans does not include provisions for losses on CRE loans of $0.4 million for the three months ended September 30, 2011, $5.6 million for the nine months ended September 30, 2011 and $22.7 million for the 12 months ended September 30, 2011.

CMBS Securities

●
During the nine months ended September 30, 2011, RSO acquired $76.5 million, at par, of CMBS at a weighted average price of 99.3%.  The majority of these purchases were financed by RSO’s Wells Fargo repurchase facility which are all AAA rated by at least one rating agency.  RSO has $43.6 million, at par, of CMBS purchased through the Wells Fargo facility as of September 30, 2011.

Commercial Finance - Syndicated Bank Loans

●
RSO’s bank loan portfolio, including asset-backed securities (“ABS”) held-to-maturity and certain loans held for sale, at the end of the third quarter was $1.1 billion, at amortized cost, with a weighted-average spread of one-month and three-month LIBOR plus 3.06% at September 30, 2011.  RSO’s bank loan portfolio is now match-funded through four collateralized loan obligation (“CLO”) issuances.

Apidos CLO VIII (“CLO VIII”)

●
RSO’s fourth CLO, CLO VIII, closed on October 13, 2011 with $317.6 million of notes issued at a weighted average cost of three-month LIBOR plus 1.83% at the date of closing.  RSO retained an investment of $15.0 million of an aggregate total of $34.7 million of subordinated notes in CLO VIII.  Apidos Capital Management, a subsidiary of Resource America, Inc., will manage CLO VIII and RSO’s investment in the structure.

●
During the three and nine months ended September 30, 2011, RSO bought bank loans through its four CLOs with a par value of $291.0 million and $591.5 million, respectively, at a significant net discount of $11.4 million and $14.1 million, respectively.  These purchased loans had an aggregate weighted average annual yield of approximately 4.27%.

●	RSO, through its subsidiary Resource Capital Asset Management, earned $5.9 million of net fees from, February 24, 2011, the date of acquisition, through September 30, 2011.

Book Value

As of September 30, 2011, RSO’s book value per common share was $5.66.  Total stockholders’ equity was $433.3 million as of September 30, 2011 as compared to $348.3 million as of December 31, 2010.  Total common shares outstanding were 76,590,035 as of September 30, 2011 as compared to 58,183,425 as of December 31, 2010.

Investment Portfolio

The table below summarizes the amortized cost and net carrying amount of RSO’s investment portfolio as of September 30, 2011, classified by interest rate and by asset type.  The following table includes both (i) the amortized cost of RSO’s investment portfolio and the related dollar price, which is computed by dividing amortized cost by par amount, and (ii) the net carrying amount of RSO’s investment portfolio and the related dollar price, which is computed by dividing the net carrying amount by par amount (in thousands, except percentages):

	Amortized cost (3)	Dollar price	Net carrying amount	Dollar price	Net carrying amount less amortized cost	Dollar price
September 30, 2011
Floating rate
RMBS	$7,105	19.77%	$6,219	17.31%	$(886)	-2.46%
CMBS-private placement	29,816	100.0%	9,460	31.73%	(20,356)	-68.27%
Structured notes	24,039	38.99%	28,084	45.56%	4,045	6.57%
Other ABS	−	− %	23	0.28%	23	0.28%
Mezzanine loans (1)	63,903	99.97%	62,844	98.31%	(1,059)	-1.66%
Whole loans (1)	504,849	99.82%	482,766	95.46%	(22,083)	-4.36%
Bank loans (2)	1,072,530	97.39%	1,026,672	93.22%	(45,858)	-4.17%
Loans held for sale (3)	479	96.77%	479	96.77%	−	− %
ABS held-to-maturity (4)	31,214	91.10%	25,609	74.74%	(5,605)	-16.36%
Total floating rate	1,733,935	94.15%	1,642,156	89.17%	(91,779)	-4.98%
Fixed rate
CMBS – private placement	107,187	67.08%	99,908	62.52%	(7,279)	-4.56%
B notes (1)	16,463	99.10%	16,190	97.45%	(273)	-1.65%
Mezzanine loans (1)	13,987	100.37%	12,288	88.17%	(1,699)	-12.20%
Whole loans (1)	10,902	98.71%	10,904	98.73%	2	.02%
Loans held for sale	12,964	100.00%	12,964	100.00%	−	− %
Preferred stock and warrants	36,741	100.00%	36,741	100.00%	−	− %
Total fixed rate	198,244	78.95%	188,995	75.27%	(9,249)	-3.68%
Grand total	$1,932,179	92.33%	$1,831,151	87.51%	$(101,028)	-4.82%

(1)
Net carrying amount includes an allowance for loan losses of $25.1 million at September 30, 2011, allocated as follows:  B notes ($273,000), mezzanine loans ($2.7 million) and whole loans ($22.1 million).

(2)
The bank loan portfolio is carried at amortized cost less allowance for loan loss and was $1,069.0 million at September 30, 2011.  The amount disclosed represents net realizable value at September 30, 2011, which includes a $3.5 million allowance for loan losses at September 30, 2011.

(3)	Loans held for sale are carried at the lower of cost or market. Amortized cost is equal to fair value.

(4)	ABS held-to-maturity are carried at amortized cost less other-than-temporary impairments.

Liquidity

At September 30, 2011, RSO’s liquidity of $177.4 million consisted of three primary sources:

●	unrestricted cash and cash equivalents of $28.9 million, restricted cash of $1.5 million in margin call accounts and $2.5 million in the form of real estate escrows, reserves and deposits;

●	capital available for reinvestment in its five CDO entities of $129.3 million, of which $1.6 million is designated to finance future funding commitments on CRE loans; and

●	restricted cash available for investment in its newly-formed CLO of $15.2 million.

Capital Allocation

As of September 30, 2011, RSO had allocated its invested equity capital among its targeted asset classes as follows: 65% in CRE investments, 30% in commercial finance and 5% in other investments.

Supplemental Information

The following schedules of reconciliations or supplemental information as of September 30, 2011 are included at the end of this release:

●	Schedule I – Reconciliation of GAAP Net Income to Funds from Operations.

●	Schedule II – Reconciliation of GAAP Net Income to Estimated REIT Taxable Income.

●	Schedule III – Summary of CDO and CLO Performance Statistics.

●	Supplemental Information regarding loan and leasing investment statistics, CRE loans and bank loans.

About Resource Capital Corp.

RSO is a diversified real estate finance company that is organized and conducts its operations to qualify as a REIT for federal income tax purposes.  RSO’s investment strategy focuses on CRE and CRE-related assets, and, to a lesser extent, commercial finance assets. RSO invests in the following asset classes: CRE-related assets such as commercial real estate property, whole loans, A-notes, B-notes, mezzanine loans, commercial mortgage-backed securities and investments in real estate joint ventures as well as commercial finance assets such as bank loans, lease receivables, other asset-backed securities, trust preferred securities, debt tranches of CDOs, structured note investments, and private equity investments principally issued by financial institutions.

RSO is externally managed by Resource Capital Manager, Inc., an indirect wholly-owned subsidiary of  Resource America, Inc. (NASDAQ: REXI), a specialized asset management company that uses industry specific expertise to generate and administer investment opportunities for its own account and for outside investors in the real estate, commercial finance and financial fund management sectors.

For more information, please visit RSO’s website at www.resourcecapitalcorp.com or contact investor relations at pkamdar@resourceamerica.com.

Safe Harbor Statement

Statements made in this release may include forward-looking statements, which involve substantial risks and uncertainties.  RSO’s actual results, performance or achievements could differ materially from those expressed or implied in this release.  The risks and uncertainties associated with forward-looking statements contained in this release include those related to:

●	fluctuations in interest rates and related hedging activities;

●	capital markets conditions and the availability of financing;

●	defaults or bankruptcies by borrowers on RSO’s loans or on loans underlying its investments;

●	adverse market trends which have affected and may continue to affect the value of real estate and other assets underlying RSO’s investments;

●	increases in financing or administrative costs; and

●	general business and economic conditions that have impaired and may continue to impair the credit quality of borrowers and RSO’s ability to originate loans.

For further information concerning these and other risks pertaining to the forward-looking statements contained in this release, and to the general risks to which RSO is subject, see Item 1A, “Risk Factors” included in its Annual Report on Form 10-K and in other of its public filings with the Securities and Exchange Commission.

RSO cautions you not to place undue reliance on any forward-looking statements contained in this release, which speak only as of the date of this release.  All subsequent written and oral forward-looking statements attributable to RSO or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this release.  Except to the extent required by applicable law or regulation, RSO undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this filing or to reflect the occurrence of unanticipated events.

The remainder of this release contains RSO’s unaudited consolidated balance sheets, unaudited consolidated statements of income, reconciliation of GAAP net income to funds from operations, a reconciliation of GAAP net income to estimated REIT taxable income and a summary of CDO and CLO performance statistics and supplemental information regarding RSO’s CRE loan and bank loan portfolios.

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	September 30,	December 31,
	2011	2010
	(unaudited)
ASSETS
Cash and cash equivalents	$28,897	$29,488
Restricted cash	148,515	168,192
Investment securities, trading	34,303	17,723
Investment securities available-for-sale, pledged as collateral, at fair value	104,136	57,998
Investment securities available-for-sale, at fair value	41,996	5,962
Investment securities held-to-maturity, pledged as collateral	31,214	29,036
Property available-for-sale	4,074	4,444
Investments in real estate	48,292	−
Loans, pledged as collateral and net of allowances of $28.6 million and $34.2 million	1,654,020	1,443,271
Loans held for sale	13,443	28,593
Lease receivables, pledged as collateral, net of allowances of $0 and $70,000 and net of unearned income	−	109,612
Loans receivable–related party	16,494	9,927
Investments in unconsolidated entities	6,693	6,791
Dividend reinvestment plan proceeds receivable	−	10,000
Interest receivable	6,652	6,330
Deferred tax asset	4,833	4,401
Intangible assets	21,232	−
Other assets	5,449	2,432
Total assets	$2,170,243	$1,934,200
LIABILITIES
Borrowings	$1,549,674	$1,543,251
Unsettled loan purchases	130,054	−
Distribution payable	19,157	14,555
Accrued interest expense	1,518	1,618
Derivatives, at fair value	16,218	13,292
Deferred tax liability	10,192	9,798
Accounts payable and other liabilities	10,166	3,360
Total liabilities	1,736,979	1,585,874
STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.001: 100,000,000 shares authorized; no shares issued and outstanding	−	−
Common stock, par value $0.001: 500,000,000 shares authorized; 76,590,035 and 58,183,425 shares issues and outstanding (including 1,428,931 and 534,957 unvested restricted shares)	77	58
Additional paid-in capital	642,424	528,373
Accumulated other comprehensive loss	(45,041)	(33,918)
Distributions in excess of earnings	(164,196)	(146,187)
Total stockholders’ equity	433,264	348,326
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,170,243	$1,934,200

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except share and per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
REVENUES
Interest income:
Loans	$18,863	$19,597	$60,704	$57,085
Securities	3,383	3,136	9,098	8,905
Leases	−	4,614	−	6,777
Interest income − other	3,899	1,902	6,834	2,651
Total interest income	26,145	29,249	76,636	75,418
Interest expense	7,175	10,089	21,170	26,955
Net interest income	18,970	19,160	55,466	48,463
Rental income	1,592	−	1,772	−
Dividend income	926	−	2,453	−
Fee income	1,960	−	5,859	−
Total revenues	23,448	19,160	65,550	48,463
OPERATING EXPENSES
Management fees − related party	3,136	4,405	8,622	9,845
Equity compensation − related party	316	544	1,399	1,463
Professional services	624	491	2,532	2,186
Insurance	161	184	497	576
Rental operating expense	1,057	−	1,369	−
General and administrative	1,281	721	3,220	2,232
Depreciation on operating leases	−	1,658	−	2,343
Depreciation and amortization	1,856	−	2,865	−
Income tax expense	1,289	4,068	4,269	5,305
Total expenses	9,720	12,071	24,773	23,950
	13,728	7,089	40,777	24,513
OTHER INCOME (EXPENSE)
Net impairment losses recognized in earnings	−	(4,456)	(4,649)	(10,514)
Net realized gain on investment securities available-for-sale and loans	591	1,171	4,443	1,507
Net realized and unrealized (loss) gain on investment securities, trading	(1,861)	7,215	1,418	9,743
Provision for loan and lease losses	(1,198)	(3,095)	(7,917)	(26,363)
Gain on the extinguishment of debt	3,875	6,250	3,875	29,285
Other (expense) income	(191)	(121)	(642)	650
Total other income (expense)	1,216	6,964	(3,472)	4,308
NET INCOME	$14,944	$14,053	$37,305	$28,821
NET INCOME PER SHARE – BASIC	$0.20	$0.27	$0.55	$0.64
NET INCOME PER SHARE – DILUTED	$0.20	$0.27	$0.54	$0.64
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING − BASIC	73,761,028	52,273,307	68,254,639	44,947,256
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING − DILUTED	74,283,893	52,578,884	68,613,363	45,203,521
DIVIDENDS DECLARED PER SHARE	$0.25	$0.25	$0.75	$0.75

SCHEDULE I

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET INCOME TO FUNDS FROM OPERATIONS (“FFO”) (1)
(in thousands, except per share data)
(Unaudited)

	Three Months Ended	Nine Months Ended
	September 30,	September 30,
	2011 (3)	2011 (3)
Net income − GAAP	$14,944	$37,305
Adjustments:
Real estate depreciation and amortization	1,272	1,493
Impairment charges on repossessed real estate assets (2)	−	1,449
Funds from operations	$16,216	$40,247
Weighted average shares – diluted	74,284	68,613
FFO per share – diluted	$0.22	$0.59

(1)
RSO now evaluates its performance based on several performance measures, including Funds from Operations “FFO”, in addition to net income and estimated REIT taxable income.  We compute FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”) as net income (computed in accordance with GAAP), excluding gains or losses on the sale of depreciable real estate, the cumulative effect of changes in accounting principles, real estate-related depreciation and amortization, and after adjustments for unconsolidated/ uncombined partnerships and joint ventures.

Management believes that FFO, a non-GAAP measure, is an appropriate measure of the Company’s operating performance in that it is frequently used by analysts, investors and other parties in the evaluation of REITs. Management uses FFO as a performance measure in that it has operating real estate on its balance sheet as of the period ended September 30, 2011.  FFO is not intended to be an indication of our cash flow from operating activities (determined in accordance with GAAP) nor is it entirely indicative of funding our cash needs, including our ability to make cash distributions.

(2)	Amount represents impairment charges recorded by the Company in connection with real estate debt converted to equity.

(3)	Comparative FFO data is not provided since the Company did not own depreciable real property during the comparable periods in 2010.

SCHEDULE II

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET INCOME
TO ESTIMATED REIT TAXABLE INCOME (1)
(in thousands, except per share data)
(Unaudited)

RSO calculates estimated REIT taxable income, which is a non-GAAP financial measure, according to the requirements of the Internal Revenue Code.  The following table reconciles GAAP net income to estimated REIT taxable income for the periods presented (in thousands, except per share data):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Net income – GAAP	$14,944	$14,053	$37,305	$28,821

Taxable REIT subsidiary’s loss	(1,575)	(5,141)	(5,110)	(6,611)
Adjusted net income	13,369	8,912	32,195	22,210
Adjustments:
Share-based compensation to related parties	(300)	(473)	(387)	(587)
Provision for loan and lease losses unrealized	410	3,265	5,623	27,294
Asset impairments	−	4,456	4,649	10,514
Equity in income of real estate joint venture	(2,316)	(2,661)	(13,168)	(7,552)
Investments in real estate	1,132	−	1,132	−
Deferral of extinguishment of debt income	−	8,307	−	−
Net book to tax adjustments for our taxable foreign REIT subsidiaries	(5,810)	(10,090)	(8,530)	(16,207)
Capital loss carry-over utilization/capital losses from the sale of available-for-sale securities	(1,139)	(1,181)	(4,655)	(1,181)
Subpart F income limitation (2)	−	−	−	−
Other net book to tax adjustments	(94)	(126)	(99)	(1,397)
Estimated REIT taxable income	$5,252	$10,409	$16,760	$33,094

Amounts per share – diluted	$0.07	$0.20	$0.24	$0.73

(1)
RSO believes that a presentation of estimated REIT taxable income provides useful information to investors regarding its financial condition and results of operations as this measurement is used to determine the amount of dividends that RSO is required to declare to its stockholders in order to maintain its status as a REIT for federal income tax purposes.  Since RSO, as a REIT, expects to make distributions based on estimated REIT taxable income, RSO expects that its distributions may at times be more or less than its reported GAAP net income.  Total estimated REIT taxable income is the aggregate amount of estimated REIT taxable income generated by RSO and by its domestic and foreign taxable REIT subsidiaries.  Estimated REIT taxable income excludes the undistributed taxable income (if any) of RSO’s domestic taxable REIT subsidiary, which is not included in REIT taxable income until distributed to RSO.  There is no requirement that RSO’s domestic taxable REIT subsidiary distribute its income to RSO.  Estimated REIT taxable income, however, includes the taxable income of RSO’s foreign taxable REIT subsidiaries because RSO generally will be required to recognize and report their taxable income on a current basis.  Because not all companies use identical calculations, this presentation of estimated REIT taxable income may not be comparable to other similarly-titled measures of other companies.

(2)
U.S. shareholders of controlled foreign corporations are required to include their share of such corporations’ income on a current basis; however, losses sustained by such corporations do not offset income of their U.S. shareholders on a current basis.

SCHEDULE III

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
SUMMARY OF CDO AND CLO PERFORMANCE STATISTICS
(in thousands)
(Unaudited)

Collateralized Debt Obligations - Distributions and Coverage Test Summary

The following table sets forth distributions by RSO’s CDOs and coverage test summaries for the periods presented:

				Annualized
				Interest
				Coverage	Overcollateralization
		Cash Distributions		Cushion	Cushion
		Year Ended	Nine Months Ended	As of	As of	As of Initial
		December 31,	September 30,	September 30,	September 30,	Measurement
Name	CDO Type	2010 (1)	2011 (1)	2011 (2) (3)	2011 (4)	Date
		(actual)	(actual)
Apidos CDO I	CLO	$7,695	$6,875	$9,458	$14,397	$17,136
Apidos CDO III	CLO	$6,552	$5,903	$3,598	$9,319	$11,269
Apidos Cinco CDO	CLO	$7,792	$7,321	$5,397	$22,440	$17,774
RREF 2006-1	CRE CDO	$8,929	$6,900	$12,145	$59,205	$24,941
RREF 2007-1	CRE CDO	$15,068	$8,241	$8,480	$41,207	$26,032

(1)	Distributions on retained equity interests in CDOs (comprised of note investment and preference share ownership).

(2)	Interest coverage cushion includes annualized amounts based on the most recent trustee statements.

(3)	Interest coverage cushion represents the amount by which annualized interest income expected exceeds the annualized amount payable on all classes of CDO notes senior to RSO’s preference shares.

(4)	Overcollateralization cushion represents the amount by which the collateral held by the CDO issuer exceeds the maximum amount required.

In connection with RSO’s ownership of certain notes held by RREF CDO 2006-1 and RREF CDO 2007-1, respectively, on June 21, 2011, the Company surrendered for cancellation $32.4 million and $30.9 million, respectively, of CDO notes which previously eliminated in consolidation.  The surrendered notes were cancelled by the trustee under the applicable indentures, and the obligations due under the surrendered notes were deemed extinguished.  The effect of these cancellations improves each CDO’s ability to comply with its over-collateralization and interest coverage tests and strengthens RSO’s long-term interest in these structured vehicles.

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
(in thousands, except percentages)
(Unaudited)

Loan and Leasing Investment Statistics

The following table presents information on RSO’s impaired loans and lease receivables and related allowances for the periods indicated (based on amortized cost):

	September 30,	December 31,
	2011	2010
Allowance for loan and lease receivable losses:
Specific allowance:
Commercial real estate loans	$16,210	$20,844
Bank loans	166	112
Total specific allowance (1)	16,376	20,956
General allowance:
Commercial real estate loans	8,902	10,773
Bank loans	3,336	2,504
Lease receivables	−	70
Total general allowance	12,238	13,347
Total allowance for loans and leases	$28,614	$34,303
Allowance as a percentage of total loans and lease receivables	1.7%	2.1%

Loans held for sale:
Commercial Real Estate Loans:
Commercial real estate loans at cost	$14,405	$39,187
Commercial real estate loans provision	(1,441)	(14,621)
Commercial real estate loans held for sale	12,964	24,566
Bank Loans:
Bank loans at cost	$495	$5,172
Bank loans provision	(16)	(1,145)
Bank loans held for sale	479	4,027
Loans held for sale	$13,443	$28,593

(1)
Includes allowances on the following specifically reserved assets: commercial real estate loans of $36.5 million and bank loans of $361,000.  A loan of $5.0 million that was fully reserved as of December 31, 2010 was charged off as of March 31, 2011.

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
(Unaudited)

The following table presents commercial real estate loan portfolio statistics as of September 30, 2011 (based on par value):

Security type:
Whole loans	82.6%
Mezzanine loans	12.4%
B Notes	5.0%
Total	100.0%

Collateral type:
Multifamily	38.0%
Hotel	30.0%
Retail	14.2%
Office	9.9%
Flex	1.1%
Self-storage	1.0%
Other	5.8%
Total	100.0%

Collateral location:
Southern California	28.6%
Northern California	13.8%
Arizona	9.2%
Florida	8.2%
Texas	6.1%
Washington	4.9%
Colorado	4.7%
New York	3.2%
Other	21.3%
Total	100.0%

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
(Unaudited)

The following table presents bank loan portfolio statistics by industry as of September 30, 2011 (based on par value):

Industry type:
Healthcare, education and childcare	13.4%
Diversified/conglomerate service	8.4%
Broadcasting and entertainment	7.6%
Automobile	6.4%
Hotels, motels, inns and gaming	5.8%
Chemicals, plastics and rubber	5.6%
Telecommunications	5.2%
Retail stores	4.4%
Printing and publishing	4.1%
Electronics	3.8%
Leisure, amusement, motion pictures, entertainment	3.4%
Personal, food and miscellaneous services	3.2%
Personal transportation	3.1%
CDO	3.0%
Other	22.6%
Total	100.0%